CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------

As  independent  public  accountants,  we hereby consent to the  incorporation  by reference in this  registration  statement of our report dated June 25, 2002  included in the Southern  California  Edison  Company  Stock  Savings Plus Plan's Form 11-K for the year ended December 31, 2001,  and to all references to our Firm included in this  registration  statement,  into Edison  International's previously filed Registration Statements which follow:

         Registration Form                 File No.                    Effective Date
         -----------------                 --------                    --------------

         Form S-8                         333-74240                    November 30, 2001
         Form S-8                         333-35560                    April 25, 2000
         Form S-8                         333-50443                    April 17, 1998
         Form S-3                         333-08115                    July 15, 1996
         Form S-8                         333-03913                    May 16, 1996
         Form S-8                         33-44148                     September 17, 1993
         Form S-8                         33-32302                     June 2, 1993
         Form S-8                         33-46714                     June 2, 1993

BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

Los Angeles, California
June 25, 2002